EXHIBIT 10.3
AMENDMENT TO THE
RESOLUTE FOREST PRODUCTS EQUITY INCENTIVE PLAN
EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
This Amendment to the Employee Nonqualified Stock Option Agreements (the “Agreements”) dated as of November 8, 2012 and November 6, 2013 granted under the Resolute Forest Products Equity Incentive Plan (previously named the AbitibiBowater Inc. 2010 Equity Incentive Plan), effective as of December 9, 2010, is made effective as of May 27, 2022 between Resolute Forest Products Inc., a Delaware corporation (the “Company”) and [Participant Name]. This Amendment is included in and made part of the respective Agreements.
1. The last sentence of Section 4 of the Agreements is hereby amended and restated in its entirety to read as follows:
(b) Notwithstanding the foregoing, if, on the last day on which the Option remains exercisable at the end of the 10 year term pursuant to the last sentence of Section 3 the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised less such number of shares of Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes, which portion of the Stock shall be delivered by the Company to its transfer agent who will sell them on behalf of the Participant in order to pay the exercise price and the withholding tax; provided that the foregoing shall also apply if the expiration of the 10 year term occurs during a blackout period and whether or not the Participant holds material nonpublic information on such date, notwithstanding provisions of the Company’s Insider Trading Policy as such deemed exercise will occur automatically and without an investment decision by the Participant; and provided further that no such sale of the net shares of Stock shall be permitted during a blackout period or while the Participant holds material nonpublic information.
2. This Amendment has no effect on the other terms of the Agreements and the Agreements shall otherwise continue in effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer on July 4, 2022.
RESOLUTE FOREST PRODUCTS INC.
By: __________________________________